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MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.             A review of the Servicer’s activities during the calendar year 2020 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.             To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2021

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Bank of America Merrill Lynch Commercial Mortgage Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	BANK 2019-BNK18	Series 2019-BNK18	Primary
Master Servicer on the ILPT Hawaii Portfolio under the ILPT 2019-SURF PSA.
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2006-3	Master Servicer
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2006-4	Master Servicer
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2007-7	Master Servicer
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2007-9	Master and Special Servicer
Farralon whole loan
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2008-C1	Master and Special Servicer
Depositor	Bank of America Merrill Lynch Large Loan	Series 2011-FSHN	Special Servicer
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C8
Master and Special Servicer of the Chrysler East Building loan under the MSBAM 2013-C7 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C11	Special Servicer
Master and Special Servicer of the Southdale Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Marriott Chicago Hotel River North Hotel loan under the MSBAM 2013-C12 PSA
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2015-UBS7	Master Servicer
Master Servicer of the Charles River Plaza North and The Mall of New Hampshire loans under the CSAIL 2015-C3 PSA.
Special Servicer of the 261 Fifth Avenue loan under the MSBAM 2015-C25 PSA
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2015-C25	Special Servicer
Master Servicer of the Roosevelt New Orleans Waldorf Astoria loan under the JPMBB 2015-C31 PSA.
Special Servicer of the Coastal Equities Retail Portfolio loan under the MSBAM 2015-C24 PSA
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2016-C28
Master Servicer of the Ellenton Premium Outlets loan under the MSC 2015-UBS8 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2016-UBS10
Master Servicer of the Twenty Ninth Street Retail loan under the GSMS 2016-GS2 PSA.
Master Servicer of the 525 Seventh Avenue loan under the MSC 2015-UBS8 PSA
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2016-UBS10	Primary Servicer
Grove City Premium Outlets loan only.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2016-C31
Master Servicer of the SSTII Self Storage Portfolio loan under the MS 2016-UBS11 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2016-C32	Special Servicer
Master Servicer of the Wolfchase Galleria and 191 Peachtree loans under the MSC 2016-UBS12 PSA.
Special Servicer of the FedEx Ground Portfolio under the BACM 2017-BNK3 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BACM 2017-BNK3	Special Servicer
Master Servicer of the 191 Peachtree loan under the MSBAM 2016-UBS12 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BANK 2017-BNK6	General Special Servicer
Master and Special Servicer on the Gateway Net Lease Portfolio and Starwood Capital Hotel Portfolio loans under the DBJPM 2017-C6 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2017-C34
Master and Special Servicer of the Starwood Capital Hotel Portfolio loan under the DBJPM 2017-C6 PSA.
Master and Special Servicer of the Great Valley Commerce Center under the UBS 2017-C3 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BANK 2017-BNK9
Special Servicer on the Griffin Portfolio, Park Square and US Industrial Portfolio III loans under the BANK 2017-BNK8 PSA.
Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSMS 2017-GS8 PSA.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BANK 2018-BNK12	General Special Servicer
Master Servicer on the Extra Space - TIAA Self Storage Portfolio under the CGCMT 2018-B2 PSA.
Special Servicer on the North Bay Portfolio under the BANK 2018-BNK11 PSA.
Depositor	Banc of America Merrill Lynch Large Loan	Series 2018-PARK	Servicer
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BANK 2018-BNK15	General Special Servicer
Special Servicer on the Starwood Hotel Portfolio loan under the WFCM 2018-C47 PSA.
Master and Special Servicer on the Plaza Frontenac loan under the MSC 2018-L1 PSA.
Depositor	BANK 2019-BNK24	Series 2019-BNK24	General Special Servicer
Depositor	Bank of America Mortgage Trust BANK 2020-BNK27	Series 2020-BNK27
Master Servicer on the 560 Mission Street loan under the BMARK 2020-B16 PSA
Depositor - General Counsel	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C11	Special Servicer
Master and Special Servicer of the Southdale Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Marriott Chicago Hotel River North Hotel loan under the MSBAM 2013-C12 PSA
Depositor	BANK 2019-BNK21	Series 2019-BNK21	No Role
Special Servicer on The Tower at Burbank loan and NKX Multifamily Portfolio loan under the BANK 2019-BNK20 PSA.
Primary Servicer on the Storage Post Portfolio loan under the BANK 2019-BNK21 PSA.
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA.